Exhibit 5.1

1st August, 2013

284-852-1111

audrey.robertson@conyersdill.com

Luxoft Holding, Inc

24 De Castro Street

Wickhams Cay I

Road Town

Tortola

British Virgin Islands

Dear Sirs,

Re:  Registration Statement on Form S-8 of Luxoft Holding, Inc (the “Company”)

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with its filing of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) with the U.S. Securities and Exchange Commission (the “Commission”), relating to the registration of 2,434,796 of the Company’s ordinary shares of no par value (the “Shares”) pursuant to the Company’s Stock option plan (the “SOP I”) and 621,124 of the Company’s Shares pursuant to the Company’s Stock option plan 2 (the “SOP II”) and Luxoft Holding, Inc Stock Plan (the “US SOP”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed the certificate of incorporation, the memorandum of association and the articles of association of the Company, and a company search as obtained from the Registrar of Corporate Affairs (the “Registrar”) on 28th June, 2013; an updated search obtained from the Registrar dated 30th July, 2013; minutes of a meeting of its directors and minutes of a meeting of its shareholders, each held on 11th March, 2013; minutes of meeting of its directors held on 5th June, 2013 (the “Resolutions”), a certificate of good standing issued by the Registrar of Corporate Affairs and dated 29th July, 2013, a certificate issued by Mossack Fonseca & Co. (B.V.I.) Ltd. in its capacity as registered agent to the Company and dated 30th July, 2013 (the “Registered Agent’s Certificate”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein, (e) that upon issue of any Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof; and (f) that the contents of the Registered Agent’s Certificate are true and correct as of 30th July, 2013 and as of the date hereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands.  This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands.  This opinion is issued solely for the purposes of filing the Registration Statement and the issuance of the Shares by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

Based on the foregoing, it is our opinion that the above-referenced 2,434,796 of the Company’s Shares reserved for issuance under SOP I and 621,124 of the Company’s Shares reserved for issuance under SOP II and US SOP have been duly authorized by the Company and, when issued as provided under the SOP I, SOP II and US SOP, respectively, will be validly issued, fully paid and non-assessable ordinary shares of the Company.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Yours faithfully,

/S/ Conyers Dill & Pearman

Conyers Dill & Pearman